J34-030-064-023-4 (MW)





                                                                ITEM 24. (b)
                                                           OTHER EXHIBIT (B)



                  DREYFUS PREMIER STATE MUNICIPAL BOND FUND

                     Certificate of Assistant Secretary

     The undersigned, Elizabeth A. Keeley, Vice President and Assistant Secretary of Dreyfus Premier State Municipal Bond Fund (the "Fund"), hereby certifies that set forth below is a copy of the resolution adopted by the Fund's Board authorizing the signing by Elizabeth A. Keeley, Marie E. Connolly, Richard W. Ingram, Mark A. Karpe and John Pelletier on behalf of the proper officers of the Fund pursuant to a power of attorney:

     RESOLVED, that the Registration Statement and any and all amendments and supplements thereto, may be signed by any one of Elizabeth A. Keeley, Marie E. Connolly, Richard W. Ingram, Mark A. Karpe and John Pelletier as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such a-in-fact hereby is authorized and approved; and that such power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer, for whom he or she is acting as attorney-in-fact, might or could do in person.

     IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Fund on June 11, 1997.



                                             -------------------
Elizabeth A. Keeley
                                             Vice President and
                                             Assistant Secretary